SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported) June 14, 1999 (June 7, 1999)


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 5.  Other Events
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        In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), the registrant hereby files the following press release.


                                                     Contact:  Bill Brown
                                                               (302) 992-2566



                   DUPONT ANNOUNCES POLYESTER RESTRUCTURINGS
                   -----------------------------------------


        WILMINGTON, Del., June 7 -- DuPont today announced additional actions in its commitment to improve profitability of its Polyester Enterprise. Under the plan, polyester production capacity will be better aligned to meet current market needs, some obsolete assets will be permanently curtailed, and organi-zations will be streamlined to increase competitiveness. Businesses included are DuPont "Dacron", DuPont Polyester Films, and DuPont Polyester Resins & Intermediates.

        The restructuring will result in the elimination of approximately 800 DuPont positions and 600 contractor positions globally or about 14 percent of the global Polyester Enterprise work force. Approximately 80 percent of the eliminated positions will be in North America.

        Estimated annual cost savings of pretax $90 million are expected to begin accruing in the fourth quarter of this year. DuPont expects to take a second quarter nonrecurring charge to earnings of $.04 per share for employee separation costs. Charges related to asset write-offs are under review, but will likely total an additional $.02 to $.04 per share.

         "The deep and prolonged decline in the global polyester market is driving fundamental structural change in the industry, making it imperative that we take additional steps now to strengthen our businesses," said George MacCormack, group vice president, DuPont Polyester Enterprise. "This is a difficult time for everyone involved, but it reflects the incredibly intense competition facing all segments of the polyester industry today."

        Despite these immediate issues, DuPont remains encouraged by the long-term prospects for polyester, according to MacCormack. The company is implementing a new business model for its $2.8 billion Polyester Enterprise and recently announced intentions to form joint ventures with Alpek of Mexico






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and Teijin of Japan for polyester filament in the Americas; with Sabanci of
Turkey for polyester intermediates, resins and fibers in Greater Europe; and with Teijin for films globally. DuPont-Akra Polyester, a joint venture with Alpek for Polyester staple in the Americas, began operations on April 1.

        DuPont employees whose positions have been declared excess can take advantage of the transition packages available in their country or region. U.S. employees leaving DuPont, for example, will receieve a package providing them with transition payments depending on length of service, benefits assistance, and educational assistance.

        DuPont is a science company, delivering science-based solutions that make a difference in people's lives in food and nutrition; health care; apparel; home and construction; electronics; and transportation. Founded in 1802, the company operates in 65 countries and has 92,000 employees.

Forward-Looking Statements: This news release contains forward-looking state-ments based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in DuPont's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions of countries in which the company does business; competitive pressures; successful integration of structural changes, including acquisitions, divestitures and alliances; failure of the company or related third parties to become Year 2000 capable; research and development of new products, including regulatory approval and market acceptance.

                                      ###

6/7/99






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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




June 14, 1999









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